Exhibit 10.3

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), is entered into as of September 2, 2021 (the “Effective Date”), by and between NEXGEL, INC., a Delaware corporation (the “Borrower”), the persons and/or entities (each individually a “Subordinated Secured Party” and collectively the “Subordinated Secured Parties”) named on the Schedule of Buyers attached to the Purchase Agreement (as defined below) and Auctus Fund, LLC, a Delaware limited liability company (“Auctus Fund”). All capitalized terms not otherwise defined herein shall the meanings ascribed to them in that certain securities purchase agreement by and between Borrower and the Subordinated Secured Parties dated as of September 2, 2021 (the “ Purchase Agreement”) and Subordinated Notes (as defined below), as applicable.

RECITALS

A.      On March 11, 2021, the Borrower and Auctus Fund entered into that certain Security Agreement whereby the Borrower granted Auctus Fund a senior security interest in all of Borrower’s assets to secure Auctus Fund’s interest under that certain Senior Secured Promissory Note in the principal amount of $1,500,000 of an even date therewith (the “Senior Note”) and the related documents thereto (collectively, the “Senior Loan Documents”);

B.      The Subordinated Secured Parties have entered into the Purchase Agreement pursuant to which the Borrower issued that certain subordinated secured promissory notes in the aggregated principal amount of $1,620,000 (the “Subordinated Notes”) to the Subordinated Secured Parties on September 2, 2021 and entered into that certain Security Agreement on an even date therewith (the “Subordinated Security Agreement”) related to the Subordinated Notes (collectively, the “Subordinated Loan Documents”); and

C.      Auctus Fund has agreed to allow a subordinated security interest to the Borrower’s assets to the Subordinated Secured Parties pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above recitations, it is hereby declared, understood and agreed as follows:

1.            Subordination. The Subordinate Loan Documents and any renewals or extensions thereof and all indebtedness owed thereunder (“Subordinate Indebtedness”) shall be and are hereby subordinated, inferior and subject to the Senior Loan Documents, as the Senior Loan Documents may be revised, modified, extended or amended from time to time, and all indebtedness owed thereunder (“Senior Indebtedness”). The Subordinated Secured Parties and any subsequent holder of the Subordinate Indebtedness, agrees that the Subordinate Indebtedness is subordinate and junior in right of payment to the prior payment in full in cash of all the Senior Indebtedness. No renewal, modification, extension or amendment of the Senior Loan Documents shall require the consent of the Subordinated Secured Parties to the continued subordination of the Subordinate Loan Documents and the Subordinate Indebtedness to the Senior Loan Documents and the Senior Indebtedness. The Subordinated Secured Parties further agree that, until the entire Senior Indebtedness has been paid in full, no Subordinated Secured Party will seek for any Subordinated Secured Parties account, any payment from Borrower on account of such Subordinated Indebtedness.

2.            Waiver. Each Subordinated Secured Party hereby waives and agrees not to assert or take advantage of, to the fullest extent permitted by law:

(a)            Any right to require the Auctus Fund to proceed against the Borrower or any other person or to proceed against or exhaust any security held by it at any time, or to proceed with any other remedy in the Auctus Fund's power before exercising any right, or remedy under the Senior Loan Documents; or

(b)            Until the Senior Indebtedness has been paid in full, any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by any other or others, or the failure of the Auctus Fund to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceedings), or any other or others.

3.            Consent by Auctus Fund Required. Without the prior written consent from the Auctus Fund, at least thirty (30) days prior to action by any Subordinated Secured Party until such time as the Senior Indebtedness is repaid in full in accordance with the Senior Loan Documents, a Subordinated Secured Party shall not do any of the following:

(a)            Independently, or jointly with any other creditor, unless the Auctus Fund shall also join, bring any suit, action or other proceeding against the Borrower or the Collateral including, but not limited to, any proceeding under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government;

(b)            Commence any action or proceeding against the Collateral provided as security for the Senior Loan Documents, which Collateral is also provided as security for the Subordinate Loan Documents, including but not by way of limitation, foreclosure, taking of possession, appointment of a receiver or exercise of any rights or any other action which may interfere with the Borrower's possession, use or management of the Collateral; and

(c)            Commence or join in any action or proceeding against the Borrower seeking to establish or collect a monetary liability.

4.             Bankruptcy; Insolvency. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith relating to the Borrower or the Collateral, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, all of the Senior Indebtedness (which term as used throughout this Agreement shall include, without any limitation, any interest accruing after the occurrence of an Event of Default under the Senior Loan Documents whether or not such interest is allowed as a claim in any bankruptcy or insolvency proceedings) due or to become due shall first be paid in cash in full before any payment on account of principal, interest or otherwise is made upon the Subordinate Indebtedness, and in any such proceeding, any payment or distribution of any kind or character which may be payable or deliverable with respect to the Subordinate Indebtedness shall be paid or delivered directly to the Auctus Fund for application in payment of the Senior Indebtedness, unless and until all such Senior Indebtedness shall have been paid and satisfied in full in cash. Further, each Subordinated Secured Party specifically agrees as follows:

(a)            A Subordinated Secured Party shall not take any action to contest (i) the validity of the liens or security interests granted to the Auctus Fund with respect to the Senior Loan Documents and Senior Indebtedness, (ii) the relative rights of the Auctus Fund and the Subordinated Secured Parties with respect to such liens and security interests or (iii) the enforceability of this Agreement or any of the Senior Loan Documents;

(b)            The subordination provisions contained herein shall continue to be effective or be reinstated, as the case may be, until such time as the Senior Indebtedness shall be paid in full in cash; provided that if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the Auctus Fund upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the provisions of this Agreement shall again be operative until all Senior Indebtedness shall again be paid in full in cash, all as though such payment had not been made. In the event, that following payment of the Senior Indebtedness in full in cash, the Auctus Fund shall receive any payment or distribution on behalf of the Borrower, the Auctus Fund shall promptly deliver such payment or distribution to the Subordinated Secured Parties on a pro rata basis; and

(c)            Borrower Obligations. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the Auctus Fund on the one hand, and the Subordinated Secured Parties, on the other, and none of the provisions of this Agreement shall excuse the Borrower from its obligations to pay the Subordinate Indebtedness to the Subordinated Secured Parties in accordance with the terms of the Subordinate Loan Documents, except that the rights of the Subordinated Secured Parties to exercise remedies otherwise permitted by applicable law or under the terms of the Subordinate Loan Documents shall be limited as set forth in this Agreement.

5.             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

6.             CONSENT TO JURISDICTION. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE COMMENCED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, EXCEPT THAT ALL SUCH DISPUTES BETWEEN THE PARTIES SHALL BE SUBJECT TO ALTERNATIVE DISPUTE RESOLUTION THROUGH BINDING ARBITRATION AT AUCTUS FUND’S SOLE DISCRETION AND ELECTION (REGARDLESS OF WHICH PARTY INITIATES THE LEGAL PROCEEDINGS).

7.             Giving Notice. Any notice required or permitted to be given by Borrower or Auctus Fund under this Agreement shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a national courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Borrower:

NEXGEL, INC.

2150 Cabot Blvd West, Suite B
Langhorne, PA 19047

E-mail: alevy@nexgel.com

If to Auctus Fund:

AUCTUS FUND, LLC

545 Boylston Street
2nd Floor

Boston, MA 02116

If to a Subordinated Secured Party:

The address set forth on the
Schedule of Buyers to the
Purchase Agreement

Any person may change such person’s address for notices or copies of notices by giving notice to the other party in accordance with this section.

8.             Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.             Headings. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Auctus Fund, the Subordinated Secured Party and the Borrower have executed this Agreement the day and year first above written.

NEXGEL, INC.

By:
Name: Adam Levy
Title: Chief Executive Officer

AUCTUS FUND, LLC

By:
Name: Lou Posner
Title: Managing Director

[SUBORDINATED SECURED PARTY SIGNATURE PAGES TO FOLLOW]

SUBORDINATED SECURED PARTY:

If an individual:

Name:

If an entity:

[PARTY NAME]

By
Name:
Title:

[SUBORDINATION AGREEMENT SUBORDINATED SECURED PARTY SIGNATURE PAGE]